UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 15, 2008
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

In connection with the July 9, 2008 one-for-five reverse split of the common stock, par value $0.001, of Electro Energy, Inc. (the “Company”), the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of Florida reducing the authorized number of outstanding shares of its common stock from 250 million to 50 million. The effective date of the amendment was July 9, 2008. The reverse stock split reduced the number of the Company’s outstanding shares of common stock from approximately 30.7 million to approximately 6.1 million. The par value of the common stock remained unchanged at $0.001 and fractional shares resulting from the reverse stock split were rounded up to the next whole share.

Item 8.01	Other Events.

The disclosures set forth under Item 5.03 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Electro Energy, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

July 15, 2008	By:	/s/ Timothy E. Coyne
Name: Timothy E. Coyne
Title: Chief Financial Officer